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Exhibit 99.2

Pacific Western National Bank

September 30, 2001

INDEX—Interim Financial Information

Pacific Western National Bank

Condensed Statements of Condition

(Unaudited—Dollar Amounts in Thousands)

	September 30, 2001	December 31, 2000
Cash and Due From Bank	$12,016	$12,188
Federal Funds Sold	40,000	2,800

TOTAL CASH AND CASH EQUIVALENTS	52,016	14,988
Investment Securities, net	18,727	5,504
Loans	185,100	165,835
Allowance for Loan Losses	(1,960)	(1,791)

NET LOANS	183,140	164,044
Premises and Equipment, net	3,290	2,720
Federal Reserve and Federal Home Loan Bank Stock, at Cost	348	262
Accrued Interest and Other Assets	2,935	2,693

	$260,456	$190,211

Noninterest-Bearing Deposits	$38,356	$33,456
Interest-Bearing Deposits	202,084	138,154

TOTAL DEPOSITS	240,440	171,610
Accrued Interest and Other Liabilities	1,087	939

TOTAL LIABILITIES	241,527	172,549
Common Shares	1,536	1,463
Paid-in Capital	5,860	4,987
Retained Earnings	11,472	11,208
Accumulated Other Comprehensive Income	61	4

TOTAL SHAREHOLDERS' EQUITY	18,929	17,662

	$260,456	$190,211

The accompanying notes are an integral part of the financial statements.

Pacific Western National Bank

Condensed Statements of Income

(Unaudited—Dollar Amounts in Thousands, Except Per Share Data)

	For the Nine Months Ended September 30,
	2001	2000
Interest Income	$14,930	$12,660
Interest Expense	5,871	3,990

Net Interest Income	9,059	8,670
Provision for Loan Losses	930	720

Net Interest Income After Provision for Loan Losses	8,129	7,950
Noninterest Income	1,032	911
Noninterest Expense	7,097	6,401

Income Before Taxes	2,064	2,460
Income Taxes	852	1,010

Net Income	$1,212	$1,450

Per Share Data:
Net Income—Basic	$1.32	$1.57
Net Income—Diluted	$1.27	$1.54

The accompanying notes are an integral part of the financial statements.

Pacific Western National Bank

Condensed Statements of Changes in Shareholders' Equity

(Unaudited—Dollar Amounts in Thousands)

	Shares	Common Stock	Paid-In Capital	Comprehensive Income	Retained Earnings	Accumulated Other Comprehensive Income
January 1, 2000	835,698	$1,394	$4,191		$9,955	$(3)
Five Percent Stock Dividend	41,706	69	796		(865)
Cash Paid in Lieu of Fractional Shares					(2)
Comprehensive Income
Unrealized Gain on Securities Available for Sale, Net of Taxes				$7		7
Net Income				2,120	2,120

Comprehensive Income				$2,127

December 31, 2000	877,404	1,463	4,987		11,208	4
Five Percent Stock Dividend	43,781	73	873		(946)
Cash Paid in Lieu of Fractional Shares					(2)
Comprehensive Income
Unrealized Gain on Securities Available for Sale, Net of Taxes				$57		57
Net Income				1,212	1,212

Comprehensive Income				$1,269

September 30, 2001	921,185	$1,536	$5,860		$11,472	$61

The accompanying notes are an integral part of the financial statements.

Pacific Western National Bank

Condensed Statements of Cash Flows

(Unaudited—Dollar Amounts in Thousands)

	For the Nine Months Ended September 30,
	2001	2000
OPERATING ACTIVITIES
Net Income	$1,212	$1,450
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	484	420
Provision for Loan Losses	930	720
Other Items—Net	(94)	(1,112)

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,532	1,478
INVESTING ACTIVITIES
Purchases of Investment Securities	(21,353)	—
Sale and Maturities of Investment Securities	8,187	1,698
Net Decrease (Increase) in Federal Reserve and Home Loan Bank Stock	(86)	326
Net Change in Loans	(20,026)	(13,320)
Proceeds From Sale of Bank Premises and Equipment	—	965
Purchase of Premises and Equipment	(1,054)	(826)

NET CASH USED BY INVESTING ACTIVITIES	(34,332)	(11,157)
FINANCING ACTIVITIES
Net Increase in Deposits	68,830	29,817
Net Change in Other Borrowings	—	(3,500)
Cash Paid in Lieu of Fractional Shares	(2)	(2)

NET CASH PROVIDED BY FINANCING ACTIVITIES	68,828	26,315

INCREASE IN CASH AND CASH EQUIVALENTS	37,028	16,636
Cash and Cash Equivalents at Beginning of Period	14,988	8,178

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52,016	$24,814

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest Paid	$5,896	$4,148

Income Taxes Paid	$1,072	$1,218

The accompanying notes are an integral part of the financial statements.

Pacific Western National Bank

Notes to Financial Statements

Note 1—Basis of Presentation and Management Representation

        The accompanying financial information has been prepared in accordance with the Securities and Exchange Commission rules and regulations for quarterly reporting and therefore does not necessarily include all information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles.

        Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year. In the opinion of management, the unaudited financial information for the nine-month period ended September 30, 2001 and 2000, reflects all adjustments, consisting only of normal recurring accruals and provisions, necessary for a fair presentation thereof.

Note 2—Earnings Per Share

        Effective December 31, 1997, the Bank adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share." Accordingly, basic earnings per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during each period. The computation of diluted earnings per share also considers the number of shares issuable upon the assumed exercise of outstanding common stock options.

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Pacific Western National Bank September 30, 2001 INDEX—Interim Financial Information
Pacific Western National Bank Condensed Statements of Condition (Unaudited—Dollar Amounts in Thousands)
Pacific Western National Bank Condensed Statements of Income (Unaudited—Dollar Amounts in Thousands, Except Per Share Data)
Pacific Western National Bank Condensed Statements of Changes in Shareholders' Equity (Unaudited—Dollar Amounts in Thousands)
Pacific Western National Bank Condensed Statements of Cash Flows (Unaudited—Dollar Amounts in Thousands)
Pacific Western National Bank Notes to Financial Statements